As filed with the Securities and Exchange Commission on May 9, 2025

Registration Nos.	333-182360 333-204452 333-218211 333-238769 333-265269

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182360

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204452

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218211

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238769

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265269

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp Montana, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-1449820
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1400 Prospect Avenue
Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES

(Full title of the Plan)

Laura F. Clark

President and Chief Executive Officer

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Lloyd H. Spencer, Esq.

Nixon Peabody LLP

401 9th Street NW, Suite 900

Washington, D.C. 20004-2128

(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

DEREGISTRATION OF SECURITIES

Eagle Bancorp Montana, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

●

Registration Statement No. 333-182360, filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2012, initially registering 344,998 shares of common stock, par value $0.01 per share of the Registrant reserved for issuance under the Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan For Directors, Officers and Employees (the “2011 Plan”).

●

Registration Statement No. 333-204452, filed with the Commission on May 26, 2015, initially registering 70,000 shares of common stock, par value $0.01 per share of the Registrant reserved for issuance under the 2011 Plan.

●

Registration Statement No. 333-218211, filed with the Commission on May 24, 2017, initially registering 50,000 shares of common stock, par value $0.01 per share of the Registrant reserved for issuance under the 2011 Plan.

●

Registration Statement No. 333-238769, filed with the Commission on May 29, 2020, initially registering 75,000 shares of common stock, par value $0.01 per share of the Registrant reserved for issuance under the 2011 Plan.

The Registrant has terminated any offering of the Registrant’s securities pursuant to its Registration Statements described above. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

PARTIAL DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-265269) pertaining to the registration of 100,000 shares of common stock, par value $0.01 per share of the Registrant, issuable under the 2011 Plan, which was filed with the SEC and became effective on May 27, 2022 (the “2022 Prior Registration Statement”).

At the 2025 Annual Meeting of Stockholders of the Registrant held on April 24, 2025, the stockholders of the Registrant approved the Eagle Bancorp Montana, Inc. 2025 Stock Incentive Plan for Directors, Officers and Employees (the “2025 Plan”) to replace the 2011 Plan. Effective that date, the 2011 Plan was terminated, and no additional awards will be made thereunder. Effective immediately upon the filing of this Post-Effective Amendment No. 1 to the 2022 Prior Registration Statement, the Registrant hereby deregisters those shares of common stock previously registered for offer and sale under the 2011 Plan that were remaining available for grants of new awards under the 2011 Plan immediately prior to its termination (the “Excess Shares”). The Excess Shares will immediately be carried forward to the New Registration Statement (as defined below). Further, additional shares of common stock subject to outstanding awards under the 2011 Plan that expire, are cancelled or forfeited (the “Potential Carry Forward Shares”) will also be deregistered upon such expiration, cancellation or forfeiture. The 2022 Prior Registration Statement will remain in effect as to the 2011 Plan to cover the potential issuance of shares of common stock upon the exercise or settlement of the outstanding 2011 Plan awards to which the Potential Carry Forward Shares are subject. Under the terms of the 2025 Plan, upon the expiration, cancellation or forfeiture of the subject awards, the Potential Carry Forward Shares will automatically become available for issuance under the 2025 Plan, deregistered from the 2022 Prior Registration Statement and carried forward to the New Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2022 Prior Registration Statement covering the 2011 Plan, the Registrant is filing a new Registration Statement on Form S-8 to register 175,000 shares of common stock for issuance under the 2025 Plan and 82,578 Excess Shares, together with up to 57,281 Potential Carry Forward Shares if and when they become eligible for issuance under the terms of the 2025 Plan as described above (the “New Registration Statement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
24.1	Power of Attorney (Included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lewis and Clark, State of Montana, on the 9th day of May, 2025.

EAGLE BANCORP MONTANA, INC.

By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Laura F. Clark and Miranda J. Spaulding and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

/s/ Laura F. Clark
Laura F. Clark	President, CEO and Director (principal executive officer)	May 9, 2025

/s/ Miranda J. Spaulding
Miranda J. Spaulding	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2025

/s/ Rick F. Hays
Rick F. Hays	Chairman	May 9, 2025

/s/ Thomas J. McCarvel
Thomas J. McCarvel	Vice Chairman	May 9, 2025

/s/ Maureen J. Rude
Maureen J. Rude	Director	May 9, 2025

/s/ Shavon R. Cape
Shavon R. Cape	Director	May 9, 2025

/s/ Tanya S. Chemodurow
Tanya S. Chemodurow	Director	May 9, 2025

/s/ Kenneth M. Walsh
Kenneth M. Walsh	Director	May 9, 2025

/s/ Corey Jensen
Corey Jensen	Director	May 9, 2025

/s/ Peter J. Johnson
Peter J. Johnson	Director	May 9, 2025

/s/ Cynthia A. Utterback
Cynthia A. Utterback	Director	May 9, 2025

/s/ Samuel D. Waters
Samuel D. Waters	Director	May 9, 2025